Exhibit 5.1

May 10, 2013

Dynegy Inc.

601 Travis, Suite 1400

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Dynegy Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the sale by the parties listed as selling stockholders (the “Selling Stockholders”) in the Registration Statement of an aggregate of up to 32,459,817 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) including up to 1,533,887 shares (the “Warrant Shares”) of common stock issuable upon the exercise of the Company’s five-year warrants (the “Warrants”) issued pursuant to the Warrant Agreement, dated as of October 1, 2012, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent filed as Exhibit 4.1 to the Registration Statement (the “Warrant Agreement”). The Shares and Warrants were issued and delivered to the Selling Stockholders on October 1, 2012 pursuant to the Joint Chapter 11 Plan of Reorganization of Dynegy Holdings, LLC (“DH”) and the Company (the “Plan”) as filed by DH and the Company with the Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”) and confirmed pursuant to an order of the Bankruptcy Court on September 10, 2012 (the “Confirmation Order”) under Chapter 11 of title 11 of the United States Code.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Third Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement; (ii) the Fourth Amended and Restated By-laws of the Company filed as Exhibit 3.2 to the Registration Statement; (iii) the Plan filed as Exhibit 2.1 to the Registration Statement; (iv) resolutions of the Board of Directors of the Company; (v) the Confirmation Order; (vi) the Registration Statement; (vii) the form of warrant contained in the Warrant Agreement and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the Plan or, in the case of the Warrant Shares constituting shares of common stock issuable upon the exercise of the Warrants, upon the exercise of such Warrants and payment of the applicable exercise price, the Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (without taking into account any administrative or judicial interpretations thereof).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Sincerely,

/s/ White & Case LLP

DJ/ST